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                                                                    Exhibit 23.2




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 28, 1999 included in BigStar Entertainment, Inc.'s Registration Statement on Form S-1 (File No. 333-77963) previously filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.


                                                             Arthur Andersen LLP


New York, New York
January 12, 2000